UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant _X_
Filed by a Party other than the Registrant __

Check the appropriate box:
_  Preliminary Proxy Statement
_  Confidential, for Use of the Commission Only (as permitted by
    Rule 14a- 6(e)(2))
X  Definitive Proxy Statement
_  Definitive Additional Materials
_  Soliciting Material Pursuant to Section 240.14a-12

KENTUCKY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X  No fee required
_  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
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_ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KENTUCKY BANCSHARES, INC.
339 Main Street
Paris, KY  40361
(859) 987-1795
Notice of Annual Meeting of Shareholders
to be held May 18, 2011
                                                          April 18, 2011
To Our Shareholders:
The annual meeting of the shareholders of Kentucky Bancshares, Inc. will be
held as follows:
Date:       Wednesday, May 18, 2011
Time:       11:00 a.m., Eastern Daylight Time
Place:      Kentucky Bank
            Main Office
            339 Main Street
            Paris, Kentucky

Purpose:    To ratify the appointment of Crowe Horwath LLP as the
Company's
             registered public accountants for 2011,
            To elect three Class III directors,
 To obtain a non-binding advisory vote approving the compensation the Company pays its named executive officers, To obtain, on a non-binding advisory basis, the frequency with which the Company will hold a non-binding advisory shareholder vote to approve the compensation the Company pays its named executive officers, and
            To transact such other business as may properly come before the
             meeting or any adjournment thereof.

Record Date:  Close of business on March 18, 2011.

All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy and return it promptly so your shares of stock may be voted.

Thank you for your time and consideration.  Please feel free to contact my
office should you have any questions.
BY ORDER OF THE BOARD OF DIRECTORS
/s/Gregory J. Dawson
Gregory J. Dawson
Secretary, Kentucky Bancshares, Inc.

YOUR VOTE IS IMPORTANT
Please mark, sign, date and return the accompanying proxy immediately even if you plan to attend the Annual Meeting.

Information about Attending the Annual Meeting

If you plan to attend the meeting, please bring the following:
1.  Proper identification.
2. Acceptable Proof of Ownership if your shares are held in "street name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Kentucky Bancshares, Inc. stock on the record date or (b) an account statement showing that you owned Kentucky Bancshares, Inc. stock on the record date.

Only shareholders of record on the record date may attend or vote at our Annual Meeting of Shareholders.


KENTUCKY BANCSHARES, INC.
339 Main Street
Paris, KY  40361

       The 2010 Annual Report to Shareholders, including financial statements, is being mailed to shareholders together with these proxy materials on or about April 18, 2011.

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Bancshares, Inc. (the "Company," "we," "us," or "our") for use at our Annual Meeting of Shareholders to be held on May 18, 2011, and at any adjournments (the "Annual
Meeting").

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2011.

       This proxy statement, form of proxy and our 2010 Annual Report to Shareholders, including financial statements, are available at http://www.cfpproxy.com/5407.

Directions to Shareholder Meeting.

       Our shareholder meeting will be held at Kentucky Bank's main office located at 339 Main Street, Paris, Kentucky. If you need directions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris,
Kentucky 40361, Attention: Gregory J. Dawson  or call our office at (859)
988-1303.

Who Can Vote; Voting Rights.

       Each share of our common stock that you held on the record date entitles you to one vote on any matter, other than the election of directors that may properly come before the Annual Meeting. In the election of directors, each holder of shares of our common stock has "cumulative voting rights."

       "Cumulative voting rights" means each holder is entitled to vote the number of shares of common stock he or she owns multiplied by four (the number of directors to be elected at the Annual Meeting) by casting all of his or her votes for one candidate or by distributing such votes among two or more candidates.

       On the record date, there were 2,743,929 shares of our common stock issued and outstanding.

Votes Required and Quorum.

       Votes Required. Our corporate secretary will count votes cast at the
Annual Meeting. Our directors are elected by cumulative voting of the votes cast at the Annual Meeting. The three director nominees receiving the most votes for director positions expiring in 2014 will be elected directors. All other matters will be approved if the votes cast for the proposal exceed the votes cast against the proposal at the Annual Meeting, except as otherwise provided by statute, our articles of incorporation or our bylaws. Abstentions as to all such matters to come before the Annual Meeting will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

       If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of
shares held in "street name."   Brokers, banks and other institutions
holding
shares in "street name" generally are not permitted to vote on certain matters unless they receive voting instructions from their customers. When brokers, banks and other institutions do not receive voting instructions from their customers, they notify us on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers, banks and other institutions who did not receive voting instructions are called "broker non-votes."

       If you are a beneficial owner and do not provide voting instructions, your bank, broker or other holder of record is permitted to vote your shares for the ratification of our independent registered public accounting firm but is not permitted to vote your shares on the election of directors or on the endorsement of the compensation of our executives.


       Shares subject to broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for the approval of such matters to be presented at the meeting; however, shares represented by proxies containing both broker non-votes and a vote on any matter will be considered present at the annual meeting for purposes of determining the existence of a quorum.

       Quorum. A quorum at the Annual Meeting is at least a majority of the outstanding shares of our common stock entitled to vote present in person or represented by proxy. Shares of our common stock represented by properly executed and returned proxies will be treated as present at the Annual Meeting. Shares of our common stock present at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will Be Voted.

       The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person.

       How To Vote. Shareholders may vote at the Annual Meeting in person or by proxy.

        Voting By Shareholders of Record. If at the close of business on March 18, 2011, your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered the shareholder of record of those shares and we have mailed these proxy materials to you. You can vote your shares by proxy by signing, dating and mailing the enclosed proxy card, which authorizes and appoints Buckner Woodford IV and Gregory J. Dawson as proxies, each with the power to appoint his substitute, to represent and vote your shares as you directed.

	Voting By Beneficial Owners of Record ("Street Name"). If at the close of business on March 18, 2011 your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being made available to you by your bank, broker, trustee or nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or nominee on how to vote your shares via the internet or by telephone if the bank, broker, trustee or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee or nominee will send you instructions for voting your shares.


	Voting at the Annual Meeting. You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Annual Meeting but hold your stock in "street name," then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

       How Proxies Will Be Voted. If you vote by signing and returning the enclosed proxy card or, if you hold your shares in "street name" and you vote by a method offered by your bank, broker, trustee or nominee, your shares will be voted in accordance with the instructions you provide. If you vote without providing contrary instructions, your proxy will be voted in the following manner:


FOR the proposed ratification of the appointment of Crowe Horwath LLP as the Company's registered public accountants for 2011;


FOR the proposed director nominees (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees);


FOR the proposed non-binding advisory vote on the compensation the Company paid its named executive officers as disclosed in this proxy statement;


FOR every year for the frequency with which the Company should hold a non-binding advisory shareholder vote to approve the compensation the Company pays its named executive officers; and


FOR the transaction of such other business as may properly come before the Annual Meeting.

       We expect no matters to be presented for action at the Annual Meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

       Revoking a Proxy. You may revoke or change your proxy at any time before it is exercised by (i) filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy previously submitted (Gregory J. Dawson, Secretary, Kentucky Bancshares, Inc., 339 Main
Street, Paris, Kentucky 40361); (ii) submitting to the Secretary a duly-executed proxy bearing a later date relating to the same shares of our common stock; or (iii) appearing at the Annual Meeting and (after having given the
Secretary notice of your intention to vote in person) voting your shares of our common stock in person. If your shares are held in "street name" (through a broker, bank or other institution) please contact your broker, bank or other institution to revoke or change your proxy.

Proxy Solicitations.

       We will pay all of the expenses of this solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

Multiple Shareholders Sharing the Same Address.

       One copy of our Annual Report to Shareholders, including financial statements, and one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from the affected shareholders. If at any time, you would prefer to receive a separate proxy statement as well as a separate copy of our Annual Report to
Shareholders, including financial statements, then please notify your broker or other institution or direct your written request to Kentucky Bancshares,
Inc., 339 Main Street, Paris, Kentucky  40361, Attn: Gregory J. Dawson,
Secretary.

Shareholders' Proposals for 2012 Annual Meeting.

       We presently contemplate that the 2012 Annual Meeting of Shareholders will be held on or about May 16, 2012. If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing by no later than December 19, 2011 (the date 120 days prior to the first anniversary of the date of the 2011 annual meeting proxy statement) to:
Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361,
Attention:
Gregory J. Dawson, Secretary. We recommend that you send any proposals by certified mail, return receipt requested.

       If you want to present a proposal at next year's annual meeting but do
not wish to have it included in our proxy statement, you do not need to contact us in advance. Our bylaws do not contain any requirement for shareholders to provide advance notice of proposals or nominations they intend to present at the Meeting. However, if you do not notify us on or before March 2, 2012 of any matter that you wish to present at next year's annual meeting, then the shareholders' proxies that we solicit in connection
with our 2012 Annual Meeting of Shareholders will confer on the proxy holders
discretionary authority to vote on the matter that you present at our
2012
Annual Meeting.

Corporate Governance.

       Code of Ethics. Ethical business conduct is a shared value of our Board of Directors, management and employees. Our Code of Ethics applies to our employees and officers, including the principal executive officer and principal financial officer.

       Our Code of Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of the
Code of Ethics to the appropriate persons identified in the Code. A copy of our Code of Ethics is available at our website at www.kentuckybank.com under
"Investor Relations" in the section entitled "About Us."

       Board Structure and Committees. As of the date of this proxy statement, our Board of Directors consists of eleven (11) members. Our Board of Directors held four meetings during 2010, consisting of four regularly scheduled meetings. All directors, except Mr. Arvin and Mr. Hinkle, attended at least 75% of the total number of board meetings and the meetings of the committees to which they belonged. Our Board of Directors does not have a specific policy for director attendance at our annual meeting of shareholders. Three of our directors attended our 2010 annual meeting.

       Our Board of Directors has a standing Compensation Committee and Audit
Committee but does not have a standing nominating committee.

  Compensation
Meetings
Committee Members               Functions of the Committee           in
2010

Henry Hinkle          Please refer to the sections in the proxy         3
 (Chairman)            statement entitled "Compensation Discussion
William Arvin          and Analysis" and the "Report of the
Ted McClain            Compensation Committee"
Edwin S. Saunier




     Audit
Meetings
Committee Members               Functions of the Committee           in
2010

Robert G. Thompson    Monitors the integrity of our financial          18
 (Chairman)            reporting processing and systems of internal
Theodore Kuster        controls regarding finance, accounting, and
Betty J. Long          legal compliance
Edwin S. Saunier      Selects our independent auditor and determines
                       Such auditor's compensation
                      Monitors the independence and performance of
                       the independent auditor, management and the internal audit department
                      Provides an avenue of communication among the
                       independent auditors, management, the intenal audit department and the Board of Directors
                      Pre-approves, if appropriate, all related party
                       transactions
                      Oversees the establishment and investigation of
                       complaints regarding accounting controls or audit matters


       Committee Charters. Only our Audit Committee has a charter, which is available at www.kentuckybank.com under "Investor Relations" in the section entitled "About Us." The Board of Directors does not limit the number of audit committees for other corporations on which its audit committee members may serve. None of the committee members currently serves on another audit committee for a publicly-held entity.

       Board and Committee Independence. The Board has determined that each of its members is independent as defined by the rules of NASDAQ except for its employee directors: Mr. Caudill, Mr. Prichard and Mr. Woodford. While our Board determined that Mr. Arvin, Mr. McClain and Mr. Van Meter are each independent under the rules of NASDAQ, it did have to consider the Company's payments to their companies. Mr. Arvin is the sole owner of his law firm.
The aggregate amount the Company paid to Mr. Arvin's company was below the
$120,000 threshold set by NASDAQ. Mr. McClain owns 40% of The Hopewell Company, Inc., which is a family business. The aggregate amount the Company paid to The Hopewell Company, Inc. for property or services during each of
2010, 2009 and 2008 did not exceed $200,000 or 5% of Hopewell Insurance Company's consolidated gross revenues for the applicable fiscal year. Mr.
Van Meter is the sole owner of a company that rents parking space to us. The aggregate amount the Company paid to Mr. Van Meter's company was below the
$120,000 threshold set by NASDAQ.

       Audit Committee Financial Expert. Our Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of NASDAQ for audit committee members. Further, our Board of Directors has determined (in accordance with Securities and Exchange
Commission Regulation S-K 407(d)) that Mrs. Betty J. Long satisfies the qualifications of financial expert and Mrs. Betty J. Long accordingly has been designated as the Audit Committee financial expert.

       Consideration of Director Nominees. We do not have a standing nominating committee. The members of our Board who are independent directors under NASDAQ rules, which is all of our directors and director nominees except Mr. Caudill, Mr. Prichard and Mr. Woodford, determine the nominees for director to be presented for election based upon their review of all proposed nominees for the Board, including those proposed by shareholders.
The independent members of the Board of Directors select qualified candidates based upon the criteria set forth below and review their recommendations with the Board, which decides whether to invite the candidate to be a nominee for election to the Board.

       Board members must possess the acumen, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to satisfy the perceived needs of the Board at a particular time. Board members must have the highest ethical standards, a strong sense of professionalism, independence and an understanding of our business. Additionally, Board members must have the aptitude and experience to fully appreciate the legal responsibilities of a director and the governance processes of a public company, a willingness to commit, as well as have, sufficient time to discharge their duties to the Board and such other factors as the independent members of the Board of Directors determine are relevant in light of the needs of the Board and the Company.

       For a shareholder to submit a candidate for consideration as a director, a shareholder must notify our secretary. To be considered for nomination and inclusion in our proxy statement at the 2012 Annual Meeting, a shareholder must notify our secretary no later than December 19, 2011 (the date 120 days prior to the first anniversary of the date of the 2011 annual meeting proxy statement). Notices should be sent to: Kentucky Bancshares,
Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J.
Dawson,
Secretary.

       Communications with the Board. Our Board of Directors has established a process for shareholders to communicate with the Board or an individual director. Shareholders may contact the Board or an individual director by writing to the attention of one or more directors at our principal executive offices at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361,
Attention: Gregory J. Dawson, Secretary. Each communication intended for the
Board of Directors or an individual director will be forwarded to the specified party.

       Board Leadership Structure and Role in Risk Oversight. We are a bank holding company that was formed in 1981 under the Bank Holding Company Act of
1956, as amended. We are the parent company of Kentucky Bank, a separately chartered commercial state bank.


       Our Board is comprised of eight independent, two employee directors and
1 director who was a former employee. We are committed to a strong, independent Board and believe that objective oversight of the performance of our management is a critical aspect of effective governance.
Accordingly,
the role of Chairman of the Board and Chief Executive Officer are held by different individuals. Our Chairman is an independent director and has the following duties:


Chair and preside at Board meetings;
Coordinate with our CEO in establishing the agenda and topic items for Board meetings;
Advise on the quality, quantity and timeliness of the flow of information from management to the Board;
Act as principal liaison between management and the Board on sensitive issues;
Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;
Assist the Compensation Committee with the annual evaluation of the performance of the CEO; and
Provide an important communication link between the Board and shareholders, as appropriate.


       Our Board of Directors, together with the Audit and Compensation Committees of the Board, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the entire Board of Directors on risk-related matters and provide our Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.


       In addition Kentucky Bank has its own board of directors, audit and asset liability management committees, which provide risk management. Our
CEO serves on the board of Kentucky Bank. One of the key responsibilities of the subsidiary board is to manage strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. While we have not developed an enterprise-wide risk statement, our
Board of Directors believes that sound credit underwriting to manage credit risk and a conservative investment portfolio to manage liquidity and interest rate risk contribute to an effective oversight of the Company's risk and we require our subsidiaries to follow this philosophy.



Report of the Audit Committee.

       The Audit Committee of the Board of Directors has furnished the following report:

       The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. Our Audit Committee charter can be located at our website www.kentuckybank.com under "Investor Relations" in the section entitled "About Us." The Audit Committee reviews and reassesses the
Charter annually and recommends any changes to the Board for approval.

       Management is responsible for the preparation of the Company's financial statements. The Company's registered independent public accounting firm is responsible for the audit of the financial statements. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2010, the Audit Committee:

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and Crowe Horwath LLP ("Crowe Horwath"), the Company's independent registered public accounting firm at the time of the audit;

Discussed with Crowe Horwath the matters required to be discussed by AU
Section 380 relating to the conduct, scope and results of the audit;
and

Received written disclosures and the letter from Crowe Horwath regarding its independence as required by the Public Company Accounting Oversight Board.


       The Audit Committee discussed with Crowe Horwath such firm's independence. The Audit Committee also discussed with management and Crowe
Horwath the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee discussed with the independent auditors their audit plans, audit scope and identification of audit risks.

       Based on the Audit Committee's review of the audited financial statements and discussions with management and Crowe Horwath, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert G. Thompson, Chairman
Betty J. Long     Theodore Kuster     Edwin S. Saunier


Fees of Independent Registered Public Accounting Firm.

       Preapproval Policies and Procedures. The Audit Committee's policy is to approve in advance all audit fees and terms and non-audit services permitted by law to be provided by the external auditors. In accordance with that policy, the committee annually pre-approves a list of specific services and categories of services, including audit, audit-related and non-audit services described below, for the upcoming or current fiscal year, subject to specified cost levels. Other services include:

      Consultation regarding financial accounting and reporting standards;
      Discussions related to accounting for proposed acquisitions; Discussions regarding regulatory requirements;
      Consultation concerning tax planning strategies; and Audits of benefit plans.


       Since the May 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by our independent registered public accounting firm has been approved in advance by the Audit Committee. None of those services required use of the de minimis exception to preapproval contained in the SEC's rules.

       Fees and Related Disclosures for Accounting Services. The aggregate fees we incurred for professional services rendered by Crowe Horwath were as follows:

       Audit fees - Fees for the consolidated financial statement audit
and
the review of the Company's Form 10-Q's were $127,300 for 2010 and
$125,300
for 2009.

       Audit related fees - Aggregate fees for all assurance and related services were $28,053 for 2010 and $23,000 for 2009. These fees were incurred for audits of benefit plans, and for 2010, also includes filing a
Form S-8.

       Tax fees - Fees related to tax compliance, advice and planning were
$17,750 for 2010 and $18,890 for 2009.

       All other fees - Consulting fees related to acquisitions,
compensation
structure, profitability and risk management were $3,510 for 2010 and
$20,100
for 2009.

       All services provided by Crowe Horwath in 2010 and 2009 were approved by the Audit Committee. All fees were approved in accordance with the preapproval policy. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of the external auditors.

PROPOSAL NO. 1


Ratification of Independent Registered Public Accounting Firm


       On the recommendation of the Audit Committee, the Board engaged
Crowe
Horwath as its independent registered public accounting firm for the fiscal year ending December 31, 2011. Our Audit Committee and Board seek shareholder ratification of our Board's appointment of Crowe Horwath to act as the independent auditors of our and our subsidiary's financial statements for the fiscal year ending December 31, 2011. If the shareholders do not ratify the appointment of Crowe Horwath, our Audit Committee and Board will reconsider this appointment for 2012. Crowe Horwath will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.


         The Company's Board of Directors recommends voting FOR this proposal.


Director Compensation.

       We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors.
Additionally, each director of the Company is also a director of Kentucky Bank, our operating subsidiary. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company to be an effective member of the Board.

       The form and amount of director compensation is reviewed by the Compensation Committee, which makes recommendations to the full Board.

        Cash Compensation. Each Director receives an annual fee of $1,500.
The Audit Committee Chairman receives an additional annual fee of $2,000. For 2010, each Director received a fee of $500 for attending each Company board meeting and each Kentucky Bank board meeting, including $500 for one paid absence per year. Non-employee Directors are paid $100 for each committee meeting of the Company and of Kentucky Bank that he or she attends
(for which he or she is a member). The Chairman of the Board will receive
$1,000 for each meeting, including one paid absence per year. Each Audit Committee member will receive $2,000 in addition to the committee meeting fee.

       Equity-Based Compensation. Non-employee Directors have received equity-based compensation under our 1993 Non-Employee Directors Stock Ownership Incentive Plan. Pursuant to this plan, non-employee directors have been granted options to purchase shares of our common stock following each year in which Kentucky Bank has a return on assets of one percent
(1%)
or greater. If options were granted, then the options were typically awarded on the first business day in March following the year the performance goals were met, have terms of ten years, vest immediately and are exercisable at a strike price equal to 100% of the closing market price of a share of our common stock on the grant date. Exercise rights expire 90 days after resignation or retirement (before age 72) from the Board and one (1) year after death, disability or mandatory retirement from the Board (age 72). This plan has expired although some previously awarded options are still outstanding.


       2010 Director Summary Compensation Table

       The table below summarizes the total compensation paid to or earned by our non-employee Directors and Mr. Caudill (employee) during 2010. The compensation of Mr. Prichard is reflected in the Summary Compensation Table under Executive Compensation.


                       Fees Earned
                       Or Paid in     Option         All Other
  Name of Director        Cash      Awards (1)   Compensation (2)
Total
  William Arvin         $11,100          -            $48,161
$59,261
  Henry Hinkle            9,200          -               -
9,200
  Proctor Caudill, Jr.    9,500          -             85,985
95,485
  Theodore Kuster        14,800          -               -
14,800
  Betty J. Long          15,600          -               -
15,600
  Ted McClain            10,300          -               -
10,300
  Edward Saunier         13,800          -               -
13,800
  Robert G. Thompson     16,500          -               -
16,500
  Woodford Van Meter     10,100          -              6,000
16,100
  Buckner Woodford       18,900          -               -
18,900


 (1) We did not grant any stock options to our non-management directors in 2010. The aggregate number of stock options held by each our non-management directors as of December 31, 2010 is as follows: Messrs Arvin, Hinkle, Kuster and Thompson - 700 each, Mr. McClain - 600, Mr. Van Meter 400, Mr. Saunier and Mrs. Long - 300 each, and Mr. Woodford - 0.

(2) The amount for Mr. Arvin reflects the amount we paid his legal firm, of which he is the sole owner, for legal services he provided to the Company during 2010. The amount for Mr. Caudill includes employee compensation, premiums paid for life insurance and the Company's matching contribution of the first 6% of voluntarily deferred salary contribution into his 401(k) plan. As described in "Transactions with Related Persons," Mr. McClain is a partial owner of The Hopewell Company, Inc., which received $162,759 from the Company for the provision of insurance services. Because these fees are not paid directly to Mr. McClain, we have not included them in the table. The amount paid to Mr. Van Meter reflects the amount we paid him for parking lot rent.


Directors.

       Classified Board. Under our Amended and Restated Articles of Incorporation, our Board of Directors consists of three different classes (Class I, Class II and Class III) as nearly equal in number as the then total number of directors constituting the Board permits. The directors in each class serve for a term of three years, and one class is elected annually.

       Term; Vacancies. At the Annual Meeting, you will be asked to elect three directors for a term to expire at the Annual Meeting of Shareholders to be held in 2014. Any vacancies that occur after the directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

       Independence of Directors. In accordance with rules of NASDAQ, all of the nominees for director, and all continuing directors listed below, meet the NASDAQ definition of "independent" except for Messrs. Caudill, Prichard and Woodford.


       Director Qualifications. Our Board of Directors consists of eleven members who are well-qualified to serve on our board and represent our shareholders' best interests. Our nominees are selected with a view of establishing a board of directors that meet the criteria for qualified candidates that is set forth above under the caption "Corporate Governance-
Consideration of Director Nominees." We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Together, our director nominees and continuing directors provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, knowledge of the commercial banking industry, experience with companies that serve the same communities that our various bank subsidiaries serve, and extensive operational and strategic planning experience. The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications under "Corporate Governance-Consideration of Director Nominees" and information included in the biographical summaries provided below for each director. We believe that each individual's skills and perspectives strengthen our Board's collective qualifications, skills and experience.

Name                     Qualifications
William Arvin            Attorney in private practice since 1964 with
                         comprehensive experience in a broad range of
legal
                         and business issues; formerly served as
President of
                         a Savings and Loan institution for 15 years;
                         knowledge of local communities including service
on
                         numerous local boards of various civic and professional organizations.

B. Proctor Caudill, Jr.  Extensive banking career beginning in 1973;
                         significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations;
in-
                         depth knowledge of the Company's business,
strategy
                         and management team.

Louis Prichard           Extensive banking career beginning in 1977;
                         significant executive management experience in banking industry; knowledge of local communities including service on numerous local boards of various civic and professional organizations;
in-
                         depth knowledge of the Company's business,
strategy
                         and management team.

Woodford Van Meter       Comprehensive business management experience as
a
                         managing physician of an ophthalmology practice;
                         extensive analytical and planning skills as a Professor of Ophthalmology for a medical school;
in-
                         depth knowledge of the Company's business,
strategy
                         and management team.

Betty J. Long            Extensive banking career beginning in 1965;
                         significant executive management and financial experience in banking industry; knowledge of local
                         communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the
Company's
                         business, strategy and management team; brings gender diversity to our Board.

Ted McClain              Extensive risk management, financial and
operations
                         skills and general business experience through ownership of an insurance company.

Edwin S. Saunier         Extensive executive management and financial
                         experience as owner and president of a moving
and
                         storage business; degree in accounting;
extensive
                         knowledge of local communities including service
on
                         numerous local boards of various civic and professional organizations.

Buckner Woodford         Extensive banking career beginning in 1971;
                         significant executive management and financial experience in banking industry; knowledge of local
                         communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the
Company's
                         business, strategy and management team from previously serving as president of the Company as
                         from serving as a director of Kentucky Bank
since
                         1971.

Henry Hinkle             Extensive executive management and financial
                         experience as owner and president of a paving
and
                         construction company; extensive knowledge of
local
                         communities including service on numerous local boards of various civic and professional organizations; in-depth knowledge of the
Company's
                         business, strategy and management team from
serving
                         as a director of Kentucky Bank since 1989.

Theodore Kuster          Extensive management, financial, operational and
                         general business skills as a business
entrepreneur
                         in the farming and thoroughbred industry;
extensive
                         knowledge of local communities including service
on
                         numerous local boards of various civic and professional organizations; in-depth knowledge of
                         the Company's business, strategy and management
team
                         from serving as a director of Kentucky Bank
since
                         1979.

Robert G. Thompson       Extensive management, financial, operational and
                         general business skills as a business
entrepreneur
                         in the farming and thoroughbred industry;
extensive
                         knowledge of local communities including service
on
                         numerous local boards of various civic and professional organizations; in-depth knowledge of
                         the Company's business, strategy and management
team
                         from serving as a director of Kentucky Bank
since
                                                  1979.

PROPOSAL NO. 2

Election of Directors
       Mr. Hinkle, Mr. Kuster and Mr. Thompson are currently serving as directors in the class of directors whose terms expire at the Annual Meeting.
Our Board has nominated each of Messrs. Hinkle, Kuster and Thompson to serve a 3-year term, until our 2014 annual shareholders' meeting (or until their successors have been elected and qualified).
       Each of the nominees has agreed to serve as a director if elected. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of these nominees. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.
       If any of the director nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of
Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees listed above may not be able to serve as a director if elected.
       Information about Director Nominees and Continuing Directors. The following tables set forth information with respect to each nominee for director, and with respect to continuing directors who (by virtue of the classes in which they serve) are not nominees for re-election at the Annual
Meeting.

                              Principal Occupations,               Year
First
Name of                     Other Public Directorships
Elected
Director       Age      and Positions with the Company (1)         a
Director

                                    Class III
                      Directors Nominated for a 3-Year Term
                                To Expire in 2014


Henry Hinkle    58   President of Hinkle Contracting Company.
1989
                     Director of Kentucky Bank since 1989.

Theodore        66   Farmer and thoroughbred horse breeder.
1985
Kuster               Director of Kentucky Bank since 1979.

Robert G.       60   Farmer and thoroughbred horse breeder.
1991
Thompson             Director of Kentucky Bank since 1991.

                                     Class I
                         Continuing Directors Whose Terms
                                  Expire in 2012

Betty J. Long   62   Retired President and CEO of First Federal
2003
                     Cynthiana.  Director of Kentucky Bank
                     since 2006.

Ted McClain     58   Insurance agent and partial owner of The
2003
                     Hopewell Company, Inc.  Director of Kentucky
                     Bank since 2002.

Edwin S.        52   President of Saunier North American, Inc.,
2007
Saunier              a moving and storage company.  Director of
                     Kentucky Bank since 2007.

Buckner         65   Chairman of the Board of the Company and
1981
Woodford             Kentucky Bank.  President and CEO of the
                     Company from 1991-2004.  Director of Kentucky
                     Bank since 1971.

                                    Class II
                         Continuing Directors Whose Terms
                                  Expire in 2013


Willaim Arvin   70   Attorney, Law Office of William Arvin.
1995
                     Director of Kentucky Bank since 1995.

B Proctor       60   Special Projects Manager of the Company
2006
Caudill              since 2006.  President and CEO of Peoples
                     Bancorp of Sandy Hook, Inc. from 1981 to
                     2006 and President from 1999 to 2006. CEO of Peoples Bank, (Sandy Hook, Kentucky) from 1981 to 2006.

Louis Prichard  56   President and CEO of the Company and Kentucky
2003
                     Bank since 2004.  President and Chief
                     Operating Officer of the Company and Kentucky
                     Bank from 2003 to 2004. Director of Kentucky
                     Bank since 2003.

Woodford Van    56   Ophthalmologist.  Director of Kentucky Bank
2004
Meter                since 2004.



(1)	Kentucky Bank is our operating subsidiary.  We acquired
Peoples Bancorp of Sandy Hook Inc. and Peoples Bank, (Sandy
Hook, Kentucky) in 2006.

       None of the nominees or continuing directors is a director of any company with a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of
1934 or subject to the requirements of Section 15(d) of that Act, or any company registered as an investment company under the Investment Company Act of 1940.

The Company's Board of Directors recommends voting FOR the election of each of the Nominees for Director.


Stock Ownership of Directors and Executive Officers.

       We believe it is important for our Directors and executive officers to align their interests with the long-term interests of our shareholders. Although we have encouraged stock accumulation through the grant of equity incentives to our directors and executive officers, we do not require our directors and executive officers to own shares of our common stock.

       Except as otherwise indicated below, the table below shows the amount
of our common stock each of our Directors and Named Executive Officers
(as
defined in the Executive Compensation section below) owned on March 7,
2011.
Unless otherwise indicated, all shares shown are held with sole voting
and
investment power.
                                         Number of
                           Number of       Shares    Total Number
Percent
                           Shares Not    Subject to   of Shares      of
   Name of Beneficial      Subject to   Exercisable  Beneficially   Class
         Owner              Options     Options (1)   Owned (2)      (3)

William Arvin(4)             20,064          650        20,714        *
B. Proctor Caudill, Jr.(5)  129,577            -       129,577       4.7%
Brenda Bragonier              6,516        1,350         7,866        *
Gregory J. Dawson             6,435        1,450         7,885        *
Norman J. Fryman                467        1,800         2,267        *
Henry Hinkle(6)              41,820          650        42,470       1.5%
Theodore Kuster(7)           13,150          650        13,800        *
Betty J. Long(8)              1,943          300         2,243        *
Ted McClain(9)                2,494          600         3,094        *
Clark Nyberg                    390          400           790        *
Louis Prichard(10)            5,509        8,000        13,509        *
Edward S. Saunier               500          300           800        *
Robert G. Thompson(11)        5,700          650         6,350        *
Woodford Van Meter(12)       32,679          400        33,079       1.2%
Buckner Woodford IV(13)     207,473            -       207,473       7.6%

Directors and Executive
 Officer as a group         516,318       17,980       534,298      19.5%

           * Ownership is less than 1.0%

      (1) Shares of common stock attributed to a named person by virtue of options exercisable currently or within sixty days of March 7, 2011.


       (2) Total number of shares beneficially owned does not include the following nonvested shares of restricted stock:

                                              Number of Shares of
      Name of Beneficial Owner              Restricted Common Stock

      Brenda Bragonier                               425
      B. Proctor Caudill, Jr.                         33
      Gregory J. Dawson                              495
      Norman J. Fryman                               495
      Clark Nyberg                                   425
      Louis Prichard                               1,050
      Executive Officers as a group                4,738


     (3) Based on 2,743,929 shares of our common stock outstanding as of March
7, 2011. Shares of common stock attributed to a named person by virtue of options exercisable currently or within sixty days are deemed outstanding for purposes of computing the percentage of outstanding shares of common stock owned by such person (and for all Directors and executive officers as a group) but are not deemed outstanding for purposes of computing the percentage of any other person.


     (4) Includes 7,644 shares held in a retirement account and 11,968 shares held of record by Mr. Arvin's wife, as to which Mr. Arvin disclaims beneficial ownership.

       (5) Includes 19,725 shares held of record by Mr. Caudill's wife, as to which Mr. Caudill's disclaims beneficial ownership.

       (6) Includes 150 shares held by his wife and 2,225 shares held by relatives, as to which Mr. Hinkle disclaims beneficial ownership.
Includes
37,280 shares held of record by Hinkle Contracting Company, as to which Mr.
Hinkle, as president, has shared voting power.

       (7) Includes 6,250 shares held of record by Mr. Kuster's wife of which
Mr. Kuster disclaims beneficial ownership and 350 shares held by a company solely owned by Mr. Kuster's wife and of which Mr. Kuster disclaims beneficial ownership.

       (8) Includes 1,943 shares held in a retirement account.

       (9) Includes 1,000 shares held of record by The Hopewell Company,
Inc.
as to which Mr. McClain, as a 40% owner and officer, has voting power.

       (10) Includes 2,110 shares held jointly with his wife.

       (11) Includes 200 shares held of record by Mr. Thompson's wife, as to which Mr. Thompson disclaims beneficial ownership.

       (12) Includes 2,200 shares held of record by Mr. Van Meter's wife, as to which Mr. Van Meter disclaims beneficial ownership.

       (13) Includes 8,000 shares held by his wife, as to which Mr. Woodford disclaims beneficial ownership.

Executive Compensation.

Compensation Discussion and Analysis.

       Overview of Compensation Program. The Compensation Committee ("Committee") of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The
Committee ensures that the total compensation paid is fair, reasonable and competitive. The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table, are referred to as the "Named Executive Officers."

       Compensation Philosophy and Objectives. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives' interests with those of the shareholders by rewarding performance above established corporate and individual goals, with the ultimate objective of improving shareholder value.
The Committee evaluates both performance and compensation to ensure that the
Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes that the executive compensation packages we provide to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. The Committee, and the President and Chief Executive Officer ("CEO"), evaluate the information in the annual Kentucky Bankers Association Financial Institution Compensation Survey ("KBA Survey"), particularly the percentage increase in compensation, and then use their subjective judgment to determine a percentage increase in total base pay. Each manager, based on this aggregate percentage increase, is allocated a pool of funds to allocate increases among the employees the manager supervises. For 2011, increases ranging from 2% to 15% were granted to the Named Executive Officers. The Committee chose the following banks from the KBA Survey to review because they were deemed to be peers of the Company based on their lines of business, asset size and location:

 The Bank of Kentucky, Inc.       Citizens National Bank of Paintsville
 Community Trust Bank, Inc.       First Federal Savings Bank of
Elizabethtown
 Planters Bank, Inc.              Independence Bank of Kentucky
 Traditional Bank, Inc.


   	Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and approves recommendations regarding equity awards to all officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the CEO, in his discretion using the pool of funds allocated to the other executive officers based on the overall corporate percentage increase.

       Setting Executive Compensation. Based on the foregoing objectives, the
Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. A significant percentage of total compensation is allocated to incentives.

       The Committee reviews relevant market data and alternatives when making compensation decisions for the CEO. Up to 52.5% of base compensation may be earned in performance-based incentive compensation as a result of the performance of the Company, compared to established goals.

       2010 Executive Compensation Components. For the fiscal year ended December 31, 2010, the principal components of compensation for Named Executive Officers were base salary, performance-based incentive compensation, long-term equity incentive compensation, and retirement and other benefits.


       Currently Paid Compensation Components:

       Base Salary. We provide our Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in
job responsibility.  The Committee and the CEO primarily use the annual
KBA
Survey in setting salary ranges on an annual basis.  Every five years, the
Committee recalibrates salary ranges based on the overall value of each job
by comparing current market rates of benchmark jobs and assigning all jobs to
salary grades, after considering their market value and internal value.
The
Committee undertook this review for the 2010 salaries.   During his
review of
base salaries for other executives, the CEO primarily focuses on the individual's performance.

        Performance-Based Incentive Compensation.  The Management
Incentive
Plan ("MIP") was created to promote continual high performance by officers of the Company through achievement of corporate goals and encouragement of growth of shareholder value. We currently have approximately 49 officers (including the Named Executive Officers) who are eligible to receive cash awards under MIP. The MIP provides guidelines for the calculation of semi-annual non-equity incentive based compensation, subject to Committee oversight and modification. Annually, the Committee considers whether any changes should be made with the MIP. The MIP includes various incentive levels based on the participant's accountability and impact on our operations, with target award opportunities that are established as a percentage of base salary. These maximum targets range from 0% of base salary to 52.5% of base salary for the Named Executive Officers.

       MIP for Fiscal Years 2008. For fiscal year 2008, a Named Executive Officer's MIP award was based upon achievement of corporate financial objectives relating to Company earnings on a quarterly basis, with goals set for threshold, target and maximum levels. Payments of awards under the MIP were based upon the achievement of such objectives for such fiscal year. Named Executive Officers participating in the MIP received: 50% of the maximum award if threshold levels were met, 75% of the maximum award if target levels were met and 100% of the maximum award if maximum levels were met.

       Generally for a particular fiscal year, the Committee sets the target level for earnings at the Company's earnings objective for the same fiscal year. Threshold and maximum levels are set below and above the target level (generally five to seven percentage points, as applicable). In making the annual determination of the threshold, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. The payout percentages for the Named Executive Officers of our earnings for 2008 were 0%. Generally, the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

       MIP for Fiscal Year 2009 and 2010. Because of the difficulties facing the financial industry in 2008 to the present, the Committee chose to change the goals so that they were no longer tied solely to Company earnings. The goals for each participant varied and related to the individuals potential to affect our operations. For fiscal years 2009 and 2010, the Committee established specific monthly department and/or individual and bank goals with a threshold, target and maximum achievement level for each goal that remained constant throughout the year. Threshold and outstanding levels are set below and above the target level (generally ten to twenty percentage points, as applicable). The monthly department and/or individual goals included loan deposit increases, new customer accounts, job related training, network integrity, increasing the number of residential mortgages that close within 20 days after interest rate has been chosen by the customer and specific customer service improvements. The Company goals related to monthly increases in return on earnings and net interest margins, monthly growth in deposit accounts, loan growth, increase in mortgage market share, customer service improvements and reductions in late loans and loan charge-offs.

       We made semi-annual MIP Payments. To help our employees individually monitor his or her achievement results, each month we evaluated whether the applicable department, individual or Company achieved the threshold level or achieved or exceeded the target or maximum level for each of its, his or her goals. On a semi-annual basis, we calculated the average of each of the prior 6-month results for each goal and then evaluated whether the department, individual or company achieved or exceeded the threshold, target or maximum levels for the 6-month period for each of its, his or her goals. Each goal had an award value based upon a percentage of an individual's salary and each individual received 50% of the maximum goal award if the threshold level was met, 75% of the maximum goal award if target level was met and 100% of the maximum goal award if maximum level was met. The payout percentages (as a percent of salary) for the Named Executive Officers ranged from 1.2% to 18.5% for 2010. Awards made to Named Executive Officers under the MIP for performance in 2009 and 2010 are reflected in column (g) of the Summary Compensation Table.


       Long-Term Incentive Compensation:

       2009 Stock Award Plan. The 2009 Stock Award Plan is intended to help us to enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation. Under this plan, our Board and the Committee have the ability to issue stock options, stock appreciation rights, restricted stock and other stock-based awards. No awards have been issued under this plan.

       2005 Restricted Stock Grant Plan. The 2005 Restricted Stock Grant Plan encourages participants to focus on long-term Company performance and provides an opportunity for executives and other officers to increase their stake in the Company through restricted grants of our common stock. Starting in 2006, the Committee utilized the 2005 Restricted Stock Grant Plan to compensate executives and other officers for sustained increases in our stock performance. Twenty percent of each grant vests annually on anniversary date of the grant (assuming the recipient is still in our employ). Vesting expires 90 days after termination of employment and one (1) year after death, disability or retirement. Upon a change of control, any restriction period will expire immediately and the employee will hold the restricted stock free of any restrictions.

       Based on its subjective judgment, the Committee annually establishes the awards to the executive officers under the 2005 Restricted Stock Grant
Plan based on the salary level of each employee. The Committee, in its discretion, may also award stock grants to newly hired employees and to employees who are promoted. These awards are reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table for our Named
Executive Officers.

       1999 Employee Stock Option Plan. Some of our employees hold vested, unexercised options under this plan. We can no longer issue any options under this plan because it expired in May of 2009. The 1999 Employee Stock
Option Plan has helped us to enhance the link between the creation of shareholder value and long-term executive incentive compensation, to provide an opportunity for increased equity ownership by executives and to maintain competitive levels of total compensation. Since the establishment of the 2005 Restricted Stock Grant Plan, the Committee has not awarded any stock options. Currently, the Committee anticipates that stock option awards for officers will be used, if at all, for newly hired or promoted executives. Options are awarded at the current closing price of our common stock on the date of the grant. The options granted vest at a rate of 20% per year over the first five years of the ten-year option term. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Vesting and exercise rights expire 90 days after termination of employment and one (1) year after death, disability or retirement. In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.

       Retirement Plan & Trust. The Retirement Plan & Trust was terminated at
December 31, 2008. Under the Retirement Plan & Trust, all full or part-time employees who had completed five continuous years of employment with us, including the Named Executive Officers, earned the right to receive certain benefits upon retirement at the normal retirement age of 65 or upon early retirement on or after age 55. Retirement benefits were calculated as the product of 1% times the years of service multiplied by the final average eligible pay for the five highest consecutive years. If the employee retired between the ages of 55 and 64, the amount of benefits was reduced such that if the associate retired at age 55, he or she would be entitled to 50% of the accrued benefits. The benefits were not subject to a deduction for Social
Security or other offset amounts. Final distributions were at the discretion of the employee. Transition credits are earned by employees who had more than
50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

       Profit Sharing (401k) Plan. Our Profit Sharing (401k) Plan is available to all employees, including the Named Executive Officers. We match
100% of the first 6% of pay that is contributed by an employee to the plan.
All employee contributions to the plan are fully-vested upon contribution, and matching contributions are vested after 3 years of service. We may, at our discretion, make a profit sharing contribution to the plan. We have not made a profit sharing contribution since we added the 401(k) feature to the plan. Due to the termination of the Retirement Plan mentioned above, transition credits will be earned by employees who have more than 50 years of combined age plus years of service as of December 31, 2008 and this will be paid through the 401k Plan.

       Employee Stock Gift Program. We provide gifts of shares of our common stock to our full time employees, including the Named Executive Officers, who have completed at least 15 years of service. Under the Employee Stock Gift
Program, participants may be awarded an increasing number of shares of common stock for each five-year anniversary starting with 15 years for their continued dedicated service to the Company.

       Compensation Policies and Practices as They Relate to the
Company's
Risk Management. We do not believe that there is anything inherent in the various compensation plans described above that encourages the manipulation of reported earnings to enhance the compensation of any employee or encourages behavior focused on short-term results rather than long-term value creation. Our compensation plans use multiple performance goals and risk-based criteria and, in a number of cases (a) provide for delayed payment of awards in order to ensure that risk-based performance measurements continue to be met over an extended period of time; and (b) provide for payment in the common stock of the Company, which effectively aligns the interests of employees with those of shareholders in enhancing the long-term value of the
Company's stock.


Report of the Compensation Committee.

       The Compensation Committee of our Board of Directors is composed of four members who are independent, outside directors as defined under NASDAQ rules. The Compensation Committee has furnished the following report:

       We determine the total compensation of the Company's CEO. With input from the CEO, we also determine the total long-term compensation of the other executive officers and the total short-term and long-term compensation of the directors. We do not have power to delegate our authority. We do not have a charter.

       Please refer to "Compensation Discussion and Analysis" above for a more thorough discussion of the Company's philosophy and procedures. We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review of the Compensation Discussion and Analysis and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement for its 2011 Annual Meeting of Shareholders.

Dated:  March 30, 2011

Henry Hinkle, Chairman
William Arvin
Ted McClain
Edwin S. Saunier



Compensation of Named Executive Officers.

Summary Compensation Table

       The table below summarizes the total compensation paid to or earned by our CEO, our chief financial officer, and each of our four most highly compensated executive officers other than the CEO and chief financial officer.

Summary Compensation Table

Change in

Pension

Value and
                                                           Non-Equity
Nonqualified
                                                           Incentive
Deferred
                                                 Stock        Plan
Compensation All Other
Name & Position       Year   Salary     Bonus    Awards   Compensation
Earnings  Compensation    Total
                                      (1)       (2)           (3)
(4)          (5)
Louis Prichard   	     2010  $214,240  	$     -    $ 5,740  	   $14,564
	 $      -     $25,042     $259,586
 President, CEO       2009   207,000        -      6,003      16,401
	   -      23,265  	    252,669
                      2008 	  207,000        -     11,113   	        -
26,188      22,848   	   267,149

Gregory J. Dawson     2010   107,770     	   -      2,706      14,790
5,636   	    8,948   	   139,850
 Sr VP, CFO     	      2009    96,343     	   -      2,830      22,418
	         -       7,199  	    128,790
                      2008 	   96,343     	   -      5,239           -
21,803       7,571   	   130,956

Brenda Bragonier 	     2010 	  103,967     	   -      2,132      10,776
	     -       7,888      124,763
 Sr VP, Director of   2009    89,479     	   -      2,230      15,137
	      -       6,654      113,500
  Marketing           2008    89,479     	   -      4,128           -
n/a   	    6,764   	   100,371

Norman J. Fryman      2010 	  130,886    1,000      2,706  	     2,869
9,913       9,689  	    157,063
 Sr VP, Director of   2009   126,460   	     -      2,830       9,703
	         -       9,048      148,041
  Sales & Service     2008   126,460   	     -      5,239     	      -
54,659       9,668      196,026

Clark Nyberg          2010 	  100,418   	     -      2,132
18,539	             -       8,080      129,169
 Sr VP, Director of   2009    97,022  	      -      2,230      13,516
	             -       6,745      119,513
  Wealth Management   2008    97,022  	      -      4,128
-         9,149       7,205      117,504

_____________

(1) Represents compensation for achievement on a special project.

(2) The amounts under this column represent the aggregate grant date fair value of the restricted stock that we granted each of our Named Executive Officers computed in accordance with FASB ASC Topic 718. The restricted stock will vest ratably over a five-year period. The grant date fair value of each restricted stock awarded in 2008 was $31.75, in 2009 was $17.15 and in 2010 was $16.40.


(3) Represents cash payments from satisfaction of an individual's specific performance goals under the MIP plan for June 2010 and December 2010. See discussion above under "Currently Paid Compensation Components: Performance-Based
Incentive Compensation".

(4) Represents change in value of pension benefits, and for 2010 the transition credit amount from the termination of the pension plan. Information for Ms. Bragonier for 2008 not available due to plan termination.


(5) The amounts reflected in this column for the Named Executive Officers include premiums paid for life insurance, a car allowance for Mr. Prichard, the Company's matching contributions of the first 6% of voluntarily deferred salary contribution into his/her 401(k) plan (which was $14,509 for Mr. Prichard) and director fees of $9,500 for Mr. Prichard.

Grants of Plan Based Awards Table

       The following table contains information regarding incentive compensation under the Company's MIP plan and the grant of restricted stock under the 2005 Restricted Stock Grant Plan to the Named Executive Officers eligible for incentive plan awards during the year ended December 31, 2010.


Grants of Plan Based Awards


Estimated Future Payments Under
Non-Equity Incentive Plan
Awards
(1)
All Other
Stock Awards:
Number of
Shares of
Restricted
Stock
Grant
Date Fair
Value
of Stock
Awards
Name
Grant
Date
Threshold
Target
Maximum







(2)

Louis Prichard
 Restricted Stock   1/4/2010
350        $ 5,740
 MIP                1/1/2010       $37,492   $74,984   $112,476

Gregory J. Dawson
 Restricted Stock   1/4/2010
165          2,706
 MIP                1/1/2010        16,166    32,331     48,497

Brenda Bragonier
 Restricted Stock   1/4/2010
130          2,132
 MIP                1/1/2010        15,595    31,190     46,785

Norman J. Fryman
 Restricted Stock   1/4/2010
165          2,706
 MIP                1/1/2010        19,633    39,266     58,899

Clark Nyberg
 Restricted Stock   1/4/2010
130          2,132
 MIP                1/1/2010        15,063    30,125     45,188

_____________

     (1) Represents three potential management incentive plan compensation amounts for the year that could be paid to the individual Named Executive Office depending upon the Company's meeting various targets in 2010. Each Named Executive Officer had numerous goals. The semi-annual payment that he or she received is equal to the sum of the various threshold amounts that he or she achieved with respect to each goal. For example, a Named Executive Officer may have achieved the threshold level for some goals, the target level for other goals and the maximum level for the remaining goals or alternatively, he or she may have only achieved the threshold level for each individual goal. See the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table" above for amounts earned by the respective individuals. For a discussion of the goals and requirements of the incentive compensation, see "Currently Paid Compensation Components:
Performance-Based Incentive Compensation - MIP for Fiscal Year 2010."

     (2) Awards of restricted shares of our common stock in 2010 under our 2005 Restricted Stock Grant Plan. The shares of restricted stock vest ratably over 5-years.



Outstanding Equity Awards Table

                                          Outstanding Equity Awards at
December 31, 2010
                                       Option Awards(1)
Stock Awards(2)___

Market
                          Number of    Number of
Number of      Value of
                          Securities   Securities
Shares or      Shares or
                          Underlying   Underlying
Units of      Units of
                         Unexercised   Unexercised       Option
Option    Stock that    Stock that
                 Grant     Options       Options        Exercise
Expiration   Have not      Have not
Name                Date   Exercisable  Unexercisable       Price
Date       Vested        Vested
Louis Prichard     1/4/10            -          -               -
-       350         $5,862
                   1/2/09            -          -               -
-       280         $4,690
                 1/2/08            -          -               -
-       210         $3,518
                 1/2/07       	     -          -               -
-       140         $2,345
                 1/3/06            -          -               -
-        70         $1,172
                 1/3/05        4,000          -            30.50
1/3/15
                 1/2/04        1,000          -            33.90
1/2/14
                 1/2/03        3,000          -            25.50
1/2/13
Gregory J. Dawson  1/4/10            -          -                -
-       165         $2,764
                   1/2/09            -          -                -
-       132         $2,211
                 1/2/08            -          -                -
-        99         $1,658
                 1/2/07            -          -                -
-        66         $1,106
                 1/3/06            -          -                -
-        33         $  553
                 1/3/05          500          -            30.50
1/3/15
                 1/2/04          400          -            33.90
1/2/14
                 1/2/03          400          -            25.50
1/2/13
                 1/2/02          150          -            26.00
1/2/12
                 1/2/01          150          -            23.50
1/2/11
Brenda Bragonier   1/4/10            -          -                -
-       130         $2,178
                   1/2/09            -          -                -
-       104         $1,742
                 1/2/08            -          -                -
-        78         $1,306
                 1/2/07            -          -                -
-        52         $  871
                 1/3/06            -          -                -
-        26         $  436
                 1/3/05          400          -            30.50
1/3/15
                 1/2/04          400          -            33.90
1/2/14
                 1/2/03          400          -            25.50
1/2/13
                 1/2/02          150          -            26.00
1/2/12
                 1/2/01           80          -            23.50
1/2/11
Norman J. Fryman   1/4/10            -          -                -
-       165         $2,764
                   1/2/09            -          -                -
-       132         $2,211
                 1/2/08            -          -                -
-        99         $1,658
                 1/2/07            -          -                -
-        66         $1,106
                 1/3/06            -          -                -
-        33         $  553
                 1/3/05       	   500          -            30.50
1/3/15
                 1/2/04       	   500          -            33.90
1/2/14
                 1/2/03       	   500          -            25.50
1/2/13
                 1/2/02       	   300          -            26.00
1/2/12
                 1/2/01       	   300          -            23.50
1/2/11
Clark Nyberg       1/4/10            -          -               -
-       130         $2,178
                   1/2/09            -          -               -
-       104         $1,742
                 1/2/08            -          -               -
-        78         $1,306
                 1/2/07            -          -               -
-        52         $  871
                 1/3/06            -          -               -
-        26         $  436
                 1/3/05          400          -           30.50
1/3/15

__________
       (1) The stock options vest ratably over a five-year period and have a term of ten-years. In the event of a change of control of the Company, each outstanding option will become fully vested and immediately exercisable.
       (2) The shares of restricted common stock vest ratably over a five-year period. In the event of a change in control of the Company, any restrictions will expire immediately and the employee will thereafter hold the shares of common stock without any restrictions.

Option Exercises and Stock Vested Table

       The following table sets forth certain information regarding the vesting of restricted stock and the exercise of options by the Named Executive Officers during calendar year 2010.


                                    Stock Awards       _ _

                          Number of
                       Shares Acquired         Value Realized
      Name               on Vesting              on Vesting
Louis Prichard              280                   $ 4,592
Gregory J. Dawson           132                     2,165
Brenda Bragonier            104                     1,706
Norman J. Fryman            132                     2,165
Clark Nyberg                104                     1,706
___________


PROPOSAL NO. 3


Non-binding, Advisory Vote on the Compensation the Company Paid its Named Executive Officers


       Recently enacted federal legislation embodied in Section 14A of the
Securities and Exchange Act of 1934, as amended, requires that we include in this proxy statement a resolution subject to shareholder vote on the compensation paid to our Named Executive Officers as disclosed in this proxy statement (commonly referred to as "Say-on-Pay").


       The compensation paid to our Named Executive Officers is disclosed on pages 16 to 24 of this proxy statement in the sections entitled "Compensation
Discussion and Analysis" and "Compensation of Named Executive Officers." We believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment. Shareholders are being asked to cast a non-binding, advisory vote on the following resolution:


    RESOLVED, that the compensation the Company paid its Named Executive Officers, as disclosed in the "Compensation Discussion and Analysis" section and the "Compensation of Named Executive Officers" section of this proxy statement, are APPROVED."


       If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the approval of the compensation paid to the Company's Named Executive Officers. The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval.


       Your vote on this Proposal 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The vote will not be construed to overrule any decision by the Company or the Board of
Directors; to create or imply any change to the fiduciary duties of the Company or the Board of Directors; or to create or imply any additional fiduciary duties for the Company or the Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation
Committee will evaluate whether any actions are necessary to address those concerns.


The Company's Board of Directors recommends voting FOR the proposal to approve the compensation paid to the Company's Named Executive Officers disclosed in "Compensation Discussion and Analysis" and "Compensation of Named Executive Officers" appearing on pages 16 through 24 of this proxy statement.


PROPOSAL NO. 4


Non-binding, Advisory Vote on Whether the Shareholder Vote on Named Executive Compensation Should Occur Every 1, 2 or 3 Years


       In addition to the advisory Say-on-Pay vote on Named Executive Compensation described above in Proposal No. 3 and as required by Section 14A of the Securities and Exchange Act of 1934, we are also providing our shareholders the opportunity to vote on the frequency of future non-binding, advisory Say-on-Pay votes on Named Executive Compensation.


       After careful consideration, the Board of Directors has determined that holding an advisory vote on Named Executive Compensation every year is the most appropriate policy for Kentucky Bancshares, Inc. at this time. The Board recommends that our shareholders vote for an annual non-binding advisory Say-on-Pay vote of the compensation we pay our Named Executive Officers. While our executive compensation programs are designed to reward performance over various time periods, the Board of Directors recognizes that
Named Executive Officer compensation disclosures are an important consideration for our shareholders on an annual basis. While it may not be feasible to change the compensation program in consideration of any one year's advisory vote on compensation, holding an annual non-binding advisory vote on executive compensation provides us with more immediate feedback of our shareholders' opinions of our compensation practices and enables the Board to respond timely, when deemed appropriate, to shareholder concerns about our compensation practices.


       We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on Named Executive Compensation, and we will carefully review the voting results on this proposal. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board's recommendation. This advisory vote on the frequency of future advisory votes on Named Executive Compensation is non-binding on the Board of Directors. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.


       If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for Choice 1 - every year.


The Company's Board of Directors recommends that you vote to conduct future non-binding advisory votes on Named Executive Compensation "EVERY YEAR."


Transactions with Related Persons.

       Our operating subsidiary, Kentucky Bank, has had and expects in the future to have banking transactions in the ordinary course of business with our directors and executive officers and their affiliates. All loans to and deposits from such persons or their affiliates have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons not related to the lender, and have not involved more than the normal risk of collectability or other unfavorable features.

       Additional information concerning transactions with related persons is hereby incorporated by reference to Note 4 of our December 31, 2010 audited consolidated financial statements filed on Form 10-K.

       Our practice has been that any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Board of Directors. Any such related party transactions will only be approved or ratified if the Board determines that such transaction will not impair the involved person's service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company. The transaction relating to Mr. McClain described below has been reviewed and approved or ratified by our Board.

       The Company paid The Hopewell Company, Inc., a Kentucky corporation,
$162,759 in 2010 for insurance related services it provided to the Company.
Ted McClain owns 40% of The Hopewell Company, Inc. and is also a director and officer of the company. The aggregate amount we paid to The Hopewell Company, Inc. for property or services during each of 2010, 2009 and 2008 did not exceed $200,000 or 5% of The Hopewell Insurance Company's consolidated gross revenues for the applicable year.

Section 16(a) Beneficial Ownership Reporting Compliance.

       Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than
10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of the Forms 3, 4 and 5 filed during 2010, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe that all required reports were timely filed with the following exception: One Form 4 covering one purchase of common stock for Mr. Hinkle was filed late.


Kentucky Bancshares, Inc.

This Proxy is Solicited by the Board of Directors for Annual Meeting of Shareholders to be Held on May 18, 2011


Appointment of Proxies; Items to be Voted Upon. The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Company's Common Shares which
I held of record or am otherwise entitled to vote at the close of business on
March 18, 2011, at the 2011 Annual Meeting of Shareholders to be held on May
18, 2011 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

1. RATIFICATION OF APPOINTMENT OF CROWE HORWATH, LLP AS THE COMPANY'S REGISTERED PUBLIC ACCOUNTANTS FOR 2011.

         FOR                 AGAINST               ABSTAIN
        [  ]                 [  ]                  [  ]
2.    ELECTION OF DIRECTORS:  To elect three Class III directors.

       [  ]  FOR ALL NOMINEES       [  ]  WITHHOLD AUTHORITY FOR ALL
NOMINEES
       [  ]  FOR ALL EXCEPT (See instructions below)

      Nominees:    Henry Hinkle           [  ]     _____
                   Theodore Kuster        	[  ]     _____
                    Robert G. Thompson     [  ]     _____

INSTRUCTION: To withhold authority to vote for any individual nominee(s) for
Class III director, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold. If you desire to cumulate your votes for any individual nominee(s), please do so in the blanks following each name. Cumulative voting is described in the section of the Proxy Statement entitled
"Who Can Vote; Voting Rights."


3. NON-BINDING ADVISORY VOTE ON THE COMPENSATION THE COMPANY PAID ITS NAMED EXECUTIVE OFFICERS.

         FOR                 AGAINST               ABSTAIN
        [  ]                 [  ]                  [  ]

4.    NON-BINDING ADVISORY VOTE ON THE FREQUENCY WITH WHICH THE COMPANY
WILL
HOLD A SHAREHOLDER ADVISORY VOTE ON THE NAMED EXECUTIVE OFFICER
COMPENSATION.


         1 YEAR          2 YEARS         3 YEARS          ABSTAIN
         [  ]             [  ]            [  ]             [  ]
5. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3
AND "FOR 1 YEAR" ON ITEM 4 ABOVE.

How Your Proxy Will Be Voted. If this proxy is properly executed, then the
Proxies will vote: (1) as you specify above or (2) if you do not specify your vote above, then

       - FOR the ratification of the registered public accountants,

       - FOR all the Nominees referred to in Item 2. Additionally, the Proxies will have discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason,

       - FOR the proposed non-binding advisory vote on the compensation the
Company paid its named executive officers,

       - FOR 1 YEAR on the non-binding advisory vote on the frequency of the shareholder vote on executive compensation, and

       - As the Proxies decide on any other matter that comes before the meeting.


Directions to Shareholder Meeting. Our shareholder meeting will be held at
Kentucky Bank's main office located at 339 Main Street, Paris, Kentucky. If you need directions, please contact our Secretary at Kentucky Bancshares, Inc., 339 Main Street, Paris, Kentucky 40361, Attention: Gregory J. Dawson or call our office at (859) 988-1303.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2011. The proxy statement, this form of proxy and our 2010 Annual Report to Shareholders, including financial statements, are available at http://www.cfpproxy.com/5407.

Acknowledgement. By signing this card the undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 18, 2011, the accompanying proxy statement, and our 2010 Annual Report to Shareholders, including financial statements.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy is solicited by the Board of Directors and will be voted as stated herein.

Kentucky Bancshares, Inc.

Proxy

I hereby vote my shares as indicated on the reverse side.

Please sign your name exactly as it appears on your stock certificate(s). Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date ____________________, 2011      _____________________________
                                            Signature
                                     _______________________________
                                        Signature, if held jointly




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